As filed with the Securities and Exchange Commission on July 13, 1995
                                          Registration No. 33-


               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549



                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933


                         UAL CORPORATION
     (Exact name of registrant as specified in its charter)


              Delaware                      36-2675207
     (State or other jurisdiction of     (I.R.S. Employer
     incorporation or organization)      Identification No.)


   1200 E. Algonquin Road, Elk Grove Township, Illinois  60007
       (Address of Principal Executive Offices; Zip Code)



            UAL Corporation 1981 Incentive Stock Plan
                    (Full title of the Plan)



                    Francesca M. Maher, Esq.
          Vice President - Law and Corporate Secretary
                         UAL Corporation
                         P. O. Box 66100
                     Chicago, Illinois 60666
                         (708) 952-4000
    (Name, address and telephone number of agent for service)



                 Calculation of Registration Fee

  Title of        Amount            Proposed      Proposed      Amount
  Securities      to be             Maximum       Maximum       of
  to be           Registered        Offering      Aggregate     Registration
  Registered                        Price per     Offering      Fee
                                    unit          Price
Common Stock,
par value $.01   1,200,000 shares   $141.9375(2)  $170,325,000  $58,732.76(2)
per share
(including
Series C
Junior
Participating
Preferred
Stock) (1)


(1) Prior to the occurrence of certain events, the Series C Junior Participating Preferred Stock (the "Rights") will not be evidenced separately from the Common Stock, $.01 par value (the "Common Stock"). The value attributable to the Rights, if any, is reflected in the value of the Common Stock.

(2) Pursuant to Rule 457(h) and 457(c), the registration fee was calculated based on the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange,
Inc. on July 6, 1995.



On July 12, 1994, the stockholders of UAL Corporation
(the "Company") approved certain amendments to the UAL
Corporation 1981 Incentive Stock Plan (the "Plan"), one of which was to provide for 1,200,000 shares of Common
Stock, $.01 par value, of the Company to be available for issuance under the Plan subsequent to the recapitalization of the Company on July 12, 1994.





                        PART II
  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The Company hereby incorporates by reference in this registration statement (the "Registration
Statement"), the following documents filed with the Securities and Exchange Commission by the Company pursuant to the Securities Exchange Act of 1934, as amended:


       (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as amended (File No. 1-6033).

       (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

       (3) The Company's Current Reports on Form 8-K dated February 28, 1995, March 21, 1995, and
       June 27, 1995.

       (4)  A description of the Company's Common
       Stock and the Rights that are attached to the Common Stock, as contained in the Company's
       Form 8-A dated July 5, 1994, as amended by each of the Company's Form 8-A/A (Amendment No.
       1) dated July 12, 1994, and Form 8-A/A
       (Amendment No. 2) dated June 26, 1995 and filed with the Securities and Exchange Commission on June 27, 1995, and in the Company's Form
       8-K dated June 27, 1995.

          All documents subsequently filed by the
Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein by the Company and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein by the Company shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


     Item 4.  Description of Securities.

          Not Applicable.

     Item 5.   Interests of Named Experts and Counsel.

          Not Applicable.

     Item 6.   Indemnification of Directors and Officers.

Limitation of Liability of Directors

          The Company's Restated Certificate of
Incorporation provides that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section
174 of the Delaware General Corporation Law ("DGCL") or
(iv) for any transaction from which the director derived an improper personal benefit.

          The above provision is intended to afford directors additional protection and limit their potential liability from suits alleging a breach of the duty of care by a director. As a result of the inclusion of such a provision, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are otherwise in violation of their fiduciary duty of care, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to stockholders in any particular situation, stockholders may not have an effective remedy against a director in connection with such conduct.

Indemnification of Directors and Officers

          The Company's Restated Certificate of
Incorporation provides that directors and officers of the Company shall be indemnified against liabilities arising from their service as directors and officers to the full extent permitted by law.

          Section 145 of the DGCL empowers a
corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses
(including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses
(including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no such indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          Section 145 further provides that to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith;
that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

          The Company has purchased directors' and officers' liability insurance covering certain liabilities incurred by its directors and officers in connection with the performance of their duties.

     Item 7.   Exemption From Registration Claimed.

          Not Applicable.

     Item 8.   Exhibits.

          Exhibit No.    Description

          23.1           Consent of Arthur Andersen LLP

          24.1           Power of Attorney (included on the
                         signature page of the Registration
                         Statement)

     Item 9.   Undertakings.

          The undersigned registrant hereby undertakes:

  (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by
     Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange
Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Elk Grove Township, Illinois, on this 12th day of July, 1995.


                                UAL CORPORATION

                                By:   /s/ Douglas A. Hacker

                                Name:   Douglas A. Hacker
                                Title:  Senior Vice President - Finance



                   POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Gerald Greenwald and Douglas
A. Hacker, and each of them, the true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments
(including post-effective amendments) to this
Registration Statement, and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may have done, or may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


    Signature                  Title                Date


/s/  Gerald Greenwald       Director, and        July 12, 1995
Gerald Greenwald            Chairman and
                            Chief Executive
                            Officer



/s/  Douglas A. Hacker      Principal            July 12, 1995
Douglas A. Hacker           accounting officer
                            and principal
                            financial officer



/s/ John A. Edwardson       Director             July 12, 1995
John A. Edwardson



/s/ Duane D. Fitzgerald     Director             July 6, 1995
Duane D. Fitzgerald



/s/ Richard D. McCormick    Director             July 12, 1995
Richard D. McCormick



/s/ John F. McGillicuddy    Director             July 12, 1995
John F. McGillicuddy



/s/ James J. O'Connor       Director             July 5, 1995
James J. O'Connor



/s/ Harlow Osteboe          Director             July 12, 1995
Harlow Osteboe



/s/ John F. Peterpaul       Director             July 12, 1995
John F. Peterpaul



/s/ Paul E. Tierney, Jr.    Director             July 12, 1995
Paul E. Tierney, Jr.



/s/ John K. Van de Kamp     Director             July 12, 1995
John K. Van de Kamp



/s/ Joseph V. Vittoria      Director             July 5, 1995
Joseph V. Vittoria



/s/ Paul A. Volcker         Director             July 3, 1995
Paul A. Volcker



EXHIBIT INDEX


Exhibit No.    Description

23.1           Consent of Arthur Andersen LLP

24.1 Power of Attorney (included on the signature page of the Registration Statement)